Exhibit 99.1
Ginkgo Bioworks Reports Third Quarter 2023 Financial Results
Ginkgo added 21 new Cell Programs to the Foundry platform in Q3 2023
Entered into strategic cloud and AI partnership with Google Cloud; first milestone recently achieved
Signed new multi-target RNA drug discovery collaboration with Pfizer in which Ginkgo is eligible to receive research fees and development and commercial milestone payments of up to $331 million
Ginkgo ended Q3 2023 with over $1.0 billion in cash and cash equivalents, maintaining a multi-year runway as Ginkgo continues to drive towards profitability
BOSTON, Mass – November 8, 2023 – Ginkgo Bioworks Holdings, Inc. (NYSE: DNA, “Ginkgo”), which is building the leading platform for cell programming and biosecurity, today announced its results for the third quarter ended September 30, 2023. The update, including a webcast slide presentation with additional details on the third quarter and supplemental financial information, will be available at investors.ginkgobioworks.com.

“We have continued to expand our customer base and partnerships this quarter,” said Jason Kelly, co-founder and CEO of Ginkgo. “We’re particularly excited about our new program with Pfizer to advance the discovery and development of novel RNA molecules. I’m also thrilled about the five-year strategic cloud and AI partnership we signed with Google Cloud to deploy and develop AI tools for biology and biosecurity. Our team is hard at work building new, state-of-the-art foundation models that speak the languages of biology, and I couldn’t be more excited about the opportunities that lie ahead.”

Recent Business Highlights & Strategic Positioning
•Added 21 new Cell Programs to the Foundry platform in Q3 2023, representing 40% growth over the prior year period
◦Includes a multi-target RNA drug discovery collaboration with Pfizer, in which Ginkgo is eligible to receive fees and milestones up to $331 million in addition to potential royalties on sales
•Entered a strategic five-year cloud and AI partnership with Google Cloud to pioneer new large language models for biological engineering applications
•Hosted Ginkgo’s first in-person investor day, which was also streamed live online, to highlight key business updates in Cell Engineering, Biosecurity and AI
•Ginkgo’s Cell Engineering segment generated services revenue, which does not include downstream value share revenue, of $36 million, a 52% increase versus the third quarter of 2022
•Ginkgo’s Biosecurity segment generated $18 million of revenue in the third quarter as Biosecurity revenue shifted away from COVID-19 testing programs in schools and communities towards a more recurring model focused on long-term biosecurity infrastructure
◦Concentric continues to expand its global bioradar network, with partnerships in 14 countries and 9 operational airport programs
◦Concentric is maturing its bioradar offering by expanding its partnership with CDC on air travel-based pathogen monitoring to more than 30 additional priority pathogens and launching new efforts in zoonotic disease monitoring, in the U.S. and internationally
◦Concentric is building a suite of next-generation biological intelligence capabilities, including AI-based epidemic forecasting

Third Quarter 2023 Financial Highlights
•Third quarter 2023 Total revenue of $55 million, down from $66 million in the comparable prior year period, a decrease of 17% primarily driven by the expected ramp down of K-12 testing in Ginkgo’s Biosecurity segment
•Third quarter 2023 Cell Engineering revenue of $37 million, up from $25 million in the comparable prior year period, an increase of 51%
•Third quarter 2023 Biosecurity revenue of $18 million with gross profit margin of 62%
•Third quarter 2023 Loss from operations of $(286) million (inclusive of stock-based compensation expense of $54 million and a non-cash impairment charge of $96 million relating to the exit of a Zymergen lease facility), compared to Loss from operations of $(655) million in the comparable prior year period (inclusive of stock-based compensation expense of $563 million). About half of the stock-based compensation expense relates to the continued GAAP accounting for the modification of restricted stock units issued prior to Ginkgo becoming a public company, as disclosed in our annual report on Form 10-K filed with the SEC on March 13, 2023, and which we expect will continue to ramp down significantly in the coming quarters
•Third quarter 2023 Adjusted EBITDA of $(84) million, down from $(72) million in the comparable prior year period driven by both the higher run-rate of expenses in Cell Engineering and the as-expected decline in Biosecurity revenue
•Cash and cash equivalents balance as of the end of the third quarter of over $1.0 billion puts Ginkgo in a strong financial position to pursue its strategic objectives

Full Year 2023 Outlook
•While Ginkgo continues to see strong growth in its business development pipeline, based on third quarter results and pacing of new opportunities, Ginkgo revised its new Cell Programs target to a range of 80 - 85 new Cell Programs added to the platform in 2023. In addition, Ginkgo signed several technology licensing evaluation agreements in the third quarter, which do not involve Foundry service work and therefore, are not included in our Cell Program count, though they represent a new source of potential future revenue
•Ginkgo is expecting Total revenue of $250 - $260 million in 2023
◦Ginkgo revised its expectations for Cell Engineering revenue to $145 - $150 million in 2023, inclusive of $4 million of downstream value share revenue recognized year-to-date
◦Based on solid third quarter results, Ginkgo revised its expectations for Biosecurity revenue to up to $110 million in 2023

Conference Call Details
Ginkgo will host a videoconference today, Wednesday, November 8, 2023, beginning at 5:30 p.m. ET. The presentation will include an overview of the third quarter financial performance, recent business updates, a discussion on Ginkgo’s outlook, as well as a moderated question and answer session.

To ask a question ahead of the presentation, please submit your questions to @Ginkgo on X (hashtag #GinkgoResults) or by sending an e-mail to investors@ginkgobioworks.com.

A webcast link is available on Ginkgo's Investor Relations website and a replay will be made available following the presentation.
Ginkgo Investor Website: https://investors.ginkgobioworks.com/events/

Audio-Only Dial Ins:
+1 646 876 9923 (New York)
+1 301 715 8592 (Washington DC)
+1 312 626 6799 (Chicago)
+1 669 900 6833 (San Jose)
+1 253 215 8782 (Tacoma)
+1 346 248 7799 (Houston)
+1 408 638 0968 (San Jose)

Webinar ID: 969 1616 2296

If you experience technical difficulties with any of these dial-ins or if you need international dial-in numbers, please visit our web site at https://investors.ginkgobioworks.com/events/ for updated dial-in information.

About Ginkgo Bioworks
Ginkgo Bioworks is the leading horizontal platform for cell programming, providing flexible, end-to-end services that solve challenges for organizations across diverse markets, from food and agriculture to pharmaceuticals to industrial and specialty chemicals. Ginkgo's biosecurity and public health unit, Concentric by Ginkgo, is building global infrastructure for biosecurity to empower governments, communities, and public health leaders to prevent, detect and respond to a wide variety of biological threats. For more information, visit ginkgobioworks.com and concentricbyginkgo.com, read our blog, or follow us on social media channels such as X (formerly known as Twitter) (@Ginkgo and @ConcentricByGBW), Instagram (@GinkgoBioworks and @ConcentricByGinkgo), Threads (@GinkgoBioworks) or LinkedIn.

Forward-Looking Statements of Ginkgo Bioworks
This press release, the presentation, and the conference call and webcast contain certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our plans, strategies, including with respect to our balance sheet and cash runway, acquisitions, current expectations, operations and anticipated results of operations, both business and financial, including opportunities for increased operational efficiency, potential customer success, including successful application of our offerings by our customers, the capabilities and potential operational and financial success of our partnerships and collaborations, and expected timing thereof, expectations with regard to revenue, the nature of such revenue and any related downstream value share associated with such revenue, funding that is contingent upon Ginkgo’s achievement of milestones, expenses, including our stock-based compensation expenses, our full year 2023 outlook, the future security and commercial applications of the BIOINT industry, the expansion and potential capabilities of our bioradar network and the national biodefense strategy, the achievement of milestones in our partnership with Google and the expected timing thereof, plans to develop and deploy AI tools for biology and biosecurity for both internal use and external release, and the market environment, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements generally are identified by the words "believe," "can," "project," "potential," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) volatility in the price of Ginkgo's securities due to a variety of factors, including changes in the competitive and highly regulated industries in which Ginkgo operates and plans to operate, variations in performance across competitors, and changes in laws and regulations affecting Ginkgo's business, (ii) the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional business opportunities, (iii) the risk of downturns in demand for products using synthetic biology, (iv) the uncertainty regarding the demand for passive monitoring programs and biosecurity services, (v) changes to the biosecurity industry, including due to advancements in technology, emerging competition and evolution in industry demands, standards and regulations, (vi) our ability to realize the expected benefits of merger and acquisition transactions, (vii) the outcome of any legal proceedings against Ginkgo, including as a result of recent acquisitions, (viii) our ability to realize the expected benefits from and the success of our Foundry platform programs, (ix) our ability to successfully develop engineered cells, bioprocesses, data packages or other deliverables, and (x) the product development or commercialization success of our customers. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of Ginkgo's most recent quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the "SEC"), and other documents filed by Ginkgo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ginkgo assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Ginkgo does not give any assurance that it will achieve its expectations.

Use of Non-GAAP Financial Measures
Certain of the financial measures included in this release, including Adjusted EBITDA, have not been prepared in accordance with generally accepted accounting principles ("GAAP"), and constitute "non-GAAP financial measures" as defined by the SEC. Ginkgo has included these non-GAAP financial measures because it believes they provide an additional tool for investors to use in evaluating Ginkgo's financial performance and prospects. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. These non-GAAP financial measures are supplemental to, and should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. In addition, these non-GAAP financial measures may differ from non-GAAP financial measures with comparable names used by other companies. See the reconciliation below for additional information regarding certain of the non-GAAP financial measures included in this release, including a description of these non-GAAP financial measures and a reconciliation of the historic measures to Ginkgo's most comparable GAAP financial measures.

Ginkgo Bioworks Contacts:

INVESTOR CONTACT:
investors@ginkgobioworks.com

MEDIA CONTACT:
press@ginkgobioworks.com

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data, unaudited)

	As of September 30, 2023	As of December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$ 1,049,244	$ 1,315,792
Accounts receivable, net	61,897	80,907
Accounts receivable - related parties	1,246	1,558
Inventory, net	70	4,364
Prepaid expenses and other current assets	29,389	47,458
Total current assets	1,141,846	1,450,079
Property, plant and equipment, net	201,595	314,773
Operating lease right-of-use assets	341,614	400,762
Investments	84,970	112,188
Equity method investments	1,120	1,543
Intangible assets, net	100,168	111,041
Goodwill	58,057	60,210
Other non-current assets	97,022	88,725
Total assets	$ 2,026,392	$ 2,539,321
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 10,753	$ 10,451
Deferred revenue	42,762	47,817
Accrued expenses and other current liabilities	114,947	114,694
Total current liabilities	168,462	172,962
Non-current liabilities:
Deferred revenue, net of current portion	170,011	174,767
Operating lease liabilities, non-current	403,662	413,256
Warrant liabilities	12,255	10,868
Other non-current liabilities	19,319	31,191
Total liabilities	773,709	803,044
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	198	190
Additional paid-in capital	6,334,218	6,136,378
Accumulated deficit	(5,078,834)	(4,397,659)
Accumulated other comprehensive loss	(2,899)	(2,632)
Total stockholders’ equity	1,252,683	1,736,277
Total liabilities and stockholders’ equity	$ 2,026,392	$ 2,539,321

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022 (as adjusted*)	2023	2022 (as adjusted*)
Cell Engineering revenue	$ 37,176	$ 24,679	$ 116,555	$ 90,409
Biosecurity revenue:
Product	6,495	5,190	28,949	23,024
Service	11,759	36,529	71,196	265,988
Total revenue	55,430	66,398	216,700	379,421
Costs and operating expenses:
Cost of Biosecurity product revenue	906	2,660	7,481	13,199
Cost of Biosecurity service revenue	6,017	21,995	39,913	160,799
Research and development (1)	156,662	261,460	463,583	875,095
General and administrative (1)	82,028	435,221	295,802	1,308,416
Impairment of lease assets	96,210	—	96,210	—
Total operating expenses	341,823	721,336	902,989	2,357,509
Loss from operations	(286,393)	(654,938)	(686,289)	(1,978,088)
Other (expense) income:
Interest income, net	15,020	6,380	43,914	8,821
Loss on equity method investments	—	(22,711)	(1,516)	(53,764)
Loss on investments	(36,324)	(1,758)	(44,815)	(39,981)
Change in fair value of warrant liabilities	1,891	(12,445)	(1,387)	96,099
Gain on deconsolidation of subsidiaries	—	15,989	—	31,889
Other income (expense), net	2,893	(676)	9,045	1,473
Total other (expense) income, net	(16,520)	(15,221)	5,241	44,537
Loss before income taxes	(302,913)	(670,159)	(681,048)	(1,933,551)
Income tax (benefit) provision	(22)	(28)	127	(257)
Net loss	(302,891)	(670,131)	(681,175)	(1,933,294)
Loss attributable to non-controlling interest	—	—	—	(3,833)
Net loss attributable to Ginkgo Bioworks Holdings, Inc. stockholders	$ (302,891)	$ (670,131)	$ (681,175)	$ (1,929,461)
Net loss per share attributable to Ginkgo Bioworks Holdings, Inc. common stockholders, basic and diluted	$ (0.16)	$ (0.41)	$ (0.35)	$ (1.19)
Weighted average common shares outstanding, basic and diluted	1,950,814	1,630,911	1,933,202	1,619,790
Comprehensive loss:
Net loss	$ (302,891)	$ (670,131)	$ (681,175)	$ (1,933,294)
Other comprehensive loss:
Foreign currency translation adjustment	(1,599)	(2,414)	(267)	(6,195)
Total other comprehensive loss	(1,599)	(2,414)	(267)	(6,195)
Comprehensive loss	$ (304,490)	$ (672,545)	$ (681,442)	$ (1,939,489)

* As adjusted to reflect the impact of the adoption of Accounting Standards Codification Topic 842, Leases (“ASC 842”). See Note 1 to the condensed consolidated financial statements contained in Part I, Item 1 of this Quarterly Report on Form 10-Q for a summary of the adjustments.
(1)	R&D and G&A expenses included a significant charge for stock-based compensation expense as a result of the modification of the vesting terms of RSUs and all related earnout shares. Total stock-based compensation expense, inclusive of employer payroll taxes, was allocated as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022 (as adjusted*)	2023	2022 (as adjusted*)
Research and development	$ 33,976	$ 187,019	$ 122,086	$ 670,650
General and administrative	19,671	376,366	69,238	1,159,040
Total	$ 53,647	$ 563,385	$ 191,324	$ 1,829,690

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Nine Months Ended September 30,
	2023	2022 (as adjusted*)
Cash flows from operating activities:
Net loss	$ (681,175)	$ (1,933,294)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	57,670	26,885
Stock-based compensation	187,047	1,822,472
Loss on investments and equity method investments	46,331	93,745
Change in fair value of warrant liabilities	1,387	(96,099)
Change in fair value of contingent consideration liability	10,217	58
Gain on deconsolidation of subsidiaries	—	(31,889)
Impairment of long-lived assets	121,404	—
Non-cash customer consideration	(884)	(18,139)
Non-cash lease expense	24,635	11,877
Non-cash in-process research and development	3,981	1,162
Other non-cash activity	3,937	4,602
Changes in operating assets and liabilities:
Accounts receivable	21,168	20,521
Prepaid expenses and other current assets	13,557	5,230
Operating lease right-of-use assets	9,277	—
Other non-current assets	(2,733)	144
Accounts payable, accrued expenses and other current liabilities	(4,822)	(11,852)
Deferred revenue, current and non-current	(29,382)	(35,365)
Operating lease liabilities, current and non-current	(18,310)	(7,807)
Other non-current liabilities	(974)	82
Net cash used in operating activities	(237,669)	(147,667)
Cash flows from investing activities:
Purchase of convertible note	—	(10,000)
Purchases of property and equipment	(37,355)	(26,626)
Proceeds from sale of equipment	3,000	110
Purchase of investment in equity securities	—	(3,691)
Deconsolidation of subsidiaries - cash	—	(55,721)
Other	336	(1,206)
Net cash used in investing activities	(34,019)	(97,134)

Cash flows from financing activities:
Principal payments on finance leases	(977)	(912)
Contingent consideration payment	(1,082)	(521)
Other	(525)	(993)
Net cash used in financing activities	(2,584)	(2,426)
Effect of foreign exchange rates on cash and cash equivalents	(690)	(191)
Net decrease in cash, cash equivalents and restricted cash	(274,962)	(247,418)

Cash and cash equivalents, beginning of period	1,315,792	1,550,004
Restricted cash, beginning of period	53,789	42,924
Cash, cash equivalents and restricted cash, beginning of period	1,369,581	1,592,928

Cash and cash equivalents, end of period	1,049,244	1,302,603
Restricted cash, end of period	45,375	42,907
Cash, cash equivalents and restricted cash, end of period	$ 1,094,619	$ 1,345,510

* As adjusted to reflect the impact of the adoption of ASC 842. See Note 1 to the condensed consolidated financial statements contained in Part I, Item 1 of this Quarterly Report on Form 10-Q for a summary of the adjustments.

Ginkgo Bioworks Holdings, Inc.
Selected Non-GAAP Financial Measures
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022 (as adjusted*)	2023	2022 (as adjusted*)
Net loss attributable to Ginkgo Bioworks Holdings, Inc. stockholders	$ (302,891)	$ (670,131)	$ (681,175)	$ (1,929,461)
Interest income, net	(15,020)	(6,380)	(43,914)	(8,821)
Income tax (benefit) provision	(22)	(28)	127	(257)
Depreciation and amortization	21,060	8,917	57,670	26,885
EBITDA	(296,873)	(667,622)	(667,292)	(1,911,654)
Stock-based compensation (1)	53,647	563,385	191,324	1,829,690
Loss on equity method investments (2)	—	22,711	1,516	52,927
Loss on investments	36,324	1,758	44,815	39,981
Change in fair value of warrant liabilities	(1,891)	12,445	1,387	(96,099)
Gain on deconsolidation of subsidiaries	—	(15,989)	—	(31,889)
Merger and acquisition related expenses (3)	12,253	12,017	47,108	20,184
Impairment of long-lived assets (4)	112,403	—	121,404	—
Change in fair value of convertible notes	317	(561)	121	(229)
Adjusted EBITDA	$ (83,820)	$ (71,856)	$ (259,617)	$ (97,089)

* As adjusted to reflect the impact of the adoption of ASC 842. See Note 1 to the condensed consolidated financial statements contained in Part I, Item 1 of this Quarterly Report on Form 10-Q for a summary of the adjustments.
(1)	For the three and nine months ended September 30, 2023, includes $1.1 million and $0.2 million, respectively, in employer payroll taxes. For the three and nine months ended September 30, 2022, includes $4.3 million and $7.2 million, respectively, in employer payroll taxes.
(2)	Represents losses on equity method investments under the hypothetical liquidation at book value method, net of losses attributable to non-controlling interests.
(3)	Represents transaction and integration costs directly related to mergers and acquisitions including (i) due diligence, legal, consulting and accounting fees associated with acquisitions, (ii) post-acquisition employee retention bonuses and severance payments, (iii) the fair value adjustments to contingent consideration liabilities resulting from acquisitions, (iv) acquired intangible assets expensed as in-process research and development associated with asset acquisitions and (v) costs associated with the Zymergen bankruptcy.
(4)	For the three months ended September 30, 2023, includes $16.2 million impairment loss on lab equipment and $96.2 million impairment loss on a right-of-use asset and the related leasehold improvements associated with an exited Zymergen leased facility. For the nine months ended September 30, 2023, includes $25.2 million impairment loss on lab equipment and $96.2 million impairment loss on a right-of-use asset and the related leasehold improvements associated with an exited Zymergen leased facility.

Ginkgo Bioworks Holdings, Inc.
Segment Information
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022 (as adjusted*)	2023	2022 (as adjusted*)
Revenue:
Cell Engineering	$ 37,176	$ 24,679	$ 116,555	$ 90,409
Biosecurity	18,254	41,719	100,145	289,012
Total revenue	55,430	66,398	216,700	379,421
Segment cost of revenue:
Biosecurity	6,923	24,655	47,394	173,998
Segment research and development expense:
Cell Engineering	90,889	65,589	275,494	177,948
Biosecurity	313	387	1,408	1,347
Total segment research and development expense	91,202	65,976	276,902	179,295
Segment general and administrative expense:
Cell Engineering	42,617	41,606	155,216	104,900
Biosecurity	12,207	17,039	42,862	42,683
Total segment general and administrative expense	54,824	58,645	198,078	147,583
Segment operating (loss) income:
Cell Engineering	(96,330)	(82,516)	(314,155)	(192,439)
Biosecurity	(1,189)	(362)	8,481	70,984
Total segment operating loss	(97,519)	(82,878)	(305,674)	(121,455)
Operating expenses not allocated to segments:
Stock-based compensation (1)	53,647	563,385	191,324	1,829,690
Depreciation and amortization	21,060	8,917	57,670	26,885
Impairment of long-lived assets	112,403	—	121,404	—
Change in fair value of contingent consideration liability	1,764	(242)	10,217	58
Loss from operations	$ (286,393)	$ (654,938)	$ (686,289)	$ (1,978,088)

* As adjusted to reflect the impact of the adoption of ASC 842. See Note 1 to the condensed consolidated financial statements contained in Part I, Item 1 of this Quarterly Report on Form 10-Q for a summary of the adjustments.
(1)Includes $1.1 million and $0.2 million in employer payroll taxes for the three months ended September 30, 2023 and 2022, respectively, and $4.3 million and $7.2 million in employer payroll taxes for the nine months ended September 30, 2023 and 2022, respectively.